EXHIBIT 11

              IMPERIAL HOLLY CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF INCOME PER COMMON SHARE
                              (UNAUDITED)


                                                        Three Months
                                                           Ended
                                                          June 30,
                                                           1994
                                                        -----------
                                                 (In Thousands of Dollars)
NET INCOME FOR PRIMARY AND
  FULLY DILUTED COMPUTATION:
    As reported                                               $ 996
    Adjustments - none                                         --
                                                        -----------
    As adjusted                                               $ 996
                                                        ===========
PRIMARY EARNINGS PER SHARE:
    Weighted average shares of common
      stock outstanding                                  10,256,331
    Incremental shares issuable from
      assumed exercise of stock options
      under the treasury stock method                        31,807
                                                        -----------
    Weighted average shares of common
      stock outstanding, as adjusted                     10,288,138
                                                        -----------

    Primary earnings per share                               $ 0.10
                                                        ===========

FULLY DILUTED EARNINGS PER SHARE:
    Weighted average shares of common
      stock outstanding                                  10,256,335
    Incremental shares issuable from
      assumed exercise of stock options
      under the treasury stock method                        31,807
                                                        -----------
    Weighted average shares of common
      stock outstanding, as adjusted                     10,288,704
                                                        ===========

    Fully diluted earnings
      per share                                              $ 0.10
                                                        ===========
- - ---------------------------------------

    This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K; the amount of dilution illustrated in this calculation is not required to be disclosed pursuant to paragraph 14 of Accounting Principles Board Opinion No. 15.

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